SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

August 4, 2006

ADVANCED OXYGEN TECHNOLOGIES, Inc.

(Exact Name of Registrant as Specified in its Charter)

 Delaware 000-09951 91-1143622

(State of Incorporation) (Commission File No.) (I.R.S. EmployerIdentification No.)

C/O Crossfield Incorporated133 West 13th St. Suite no.5 New York, NY 10011

(Address of Principal Executive Offices)

Registrant's Telephone Number: (212) 727-7085

26883 Ruether AvenueSanta Clarita, CA, 91351

(Former Address)

Table of Contents

Item 4: Changes in Registrant's Certifying Accountant

Item 9: Exhibits

Signatures

Exhibits:

Exhibit I, Resignation Letter

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 1, 2006 Advanced Oxygen Technologies, Inc. ("Company") recieved a letter from Bernstein Pinchuk LLP ("Accountants"), the Company's certified accountants, that the Accountants were resigning as the Company's certified accounting firm pursuant to Section 203 of the Sarbanes-Oxley Act.

ITEM 9. EXHIBITS

EXHIBIT I, Resignation letter

SIGNATURE

In accordance with the requirements of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 07, 2006

/s/ Robert E. Wolfe /s/
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Robert E. Wolfe, Chairman of the Board and
Chief Executive Officer and Principal
Financial Officer

EXHIBIT I, Resignation Letter

Bernstein & Pinchuk LLP

Certified Public Accountants

Seven Penn Plaza

New York, NY 10001

Tel: 212-279-2900

Fax: 212-279-7901

July 31, 2006

Robert Wolfe, Chairman and CEO

Advanced Oxygen Technologies, Inc.

C/O CROSSFIELD, INC.

133 W. 13th Street, Suite 5

New York, NY 10011

Dear Bob:

Effective immediately, we will cease our services as your accountants pursuant to Section 203 of the Sarbanes-Oxley Act. That section provides that it is unlawful for a registered public accounting firm to provide audit services to an issuer if the audit personnel have performed audit services for that issuer in each of the 5 previous fiscal years.

You should take immediate steps to retain a new accounting firm as the form 10-KSB filing is due by September 28, 2006. Subject to your making satisfactory arrangements for the payment of your outstanding invoices we will cooperate with your new accountants in addressing this and other matters. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from communicating with others regarding your company’s affairs.

The Company will be required to file a Form 8-K within 4 business days of the date of this letter with the SEC disclosing the resignation and the date of the resignation. We will need to review the required disclosure and prepare a letter addressed to the SEC stating whether we agree with the statements made by the company, and, if not why not. Our letter should be attached as an exhibit to the report of the registration statement containing the disclosures.

We look forward to helping you make a smooth transition with your new accountants.

Very truly yours,

Bernstein & Pinchuk, LLP

By Neil Pinchuk